UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2007

CERAGENIX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 946-6440
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                                       Regulation FD Disclosure

On February 26, 2007, the Company issued a press release announcing that Dr. Paul B. Savage, a Reed M. Izatt Professor of Chemistry and Biochemistry at Brigham Young University (BYU), has been invited to present at the 1st Asia-ARVO meeting organized by the Singapore Eye Research Institute on March 2, 2007 in Singapore. Dr. Savage is the inventor of the Ceragenin™ class of anti-microbial compounds that have been exclusively licensed by BYU to Ceragenix. Dr. Savage will present in a session titled “Innovations in Anti-microbial Protection for Contact Lenses.” His presentation will cover data on the activity of Ceragenix’s investigational contact lens disinfectant solution against fusarium solani and other key ocular pathogens.

ITEM 9.01                                       Financial Statements and Exhibits

(d)  Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K.

Item	Title
99.1	Press Release dated February 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc.

Dated:	February 27, 2007	/s/ Jeffrey Sperber
Jeffrey Sperber, Chief Financial Officer